Exhibit 99.1

Form of Zamba Corporation Proxy Card

Zamba Corporation
SPECIAL MEETING OF STOCKHOLDERS

Day                          , Date                         , 2004

Time
PLACE

[Logo]        Zamba Corporation
                    3033 Excelsior Blvd., Suite 200
                    Minneapolis, MN 55416

proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on [Date].

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Item 1.

By signing the proxy, you revoke all prior proxies and appoint Michael H. Carrel and Ian Nemerov, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on (date = one business day prior to the meeting date), 20 .

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice prompts provide you.

VOTE BY INTERNET — http://www.eproxy.com/zmba/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on (date = one business day prior to the meeting date), 20 .

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic proxy.

VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Zamba Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873 so that it is received on or prior to (date = one business day prior to the meeting date).

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Item 1.

1.	Proposal to adopt the Agreement and Plan of Merger among Technology Solutions Company, Z Acquisition Corp., a wholly owned subsidiary of Technology Solutions Company, and Zamba Corporation	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL IN ITEM 1.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.